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EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-98148 and 33-98150) of Transpro, Inc. of our report dated March 18, 2002 relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
Hartford, Connecticut
March 26, 2002